Exhibit 99

Chemed Reports Second-Quarter 2009 Results

CINCINNATI--(BUSINESS WIRE)--July 30, 2009--Chemed Corporation (Chemed) (NYSE:CHE), which operates VITAS Healthcare Corporation (VITAS), the nation’s largest provider of end-of-life care, and Roto-Rooter, the nation’s largest commercial and residential plumbing and drain cleaning services provider, reported financial results for its second quarter ended June 30, 2009, versus the comparable prior-year period, as follows:

Consolidated operating results:

  Revenue increased 4.3% to $295.3 million
  Diluted EPS increased 11.8% to $0.76
  Adjusted Diluted EPS increased 26.0% to $0.97

VITAS segment operating results:

  Net Patient Revenue of $211.3 million, up 6.2%
  Average Daily Census (ADC) of 11,920, up 0.6%
  Average Length of Stay in the quarter of 73.4 days
  Net Income of $17.2 million, an increase of 20.4%
  Adjusted EBITDA of $31.3 million, an increase of 19.2%
  Adjusted EBITDA margin of 14.8%, an increase of 162 basis points

Roto-Rooter segment operating results:

  Revenue of $84.0 million, essentially equal to comparable prior-year period
  Job count of 168,017, a decline of 7.7%
  Net Income of $8.9 million, an increase of 5.5%
  Adjusted EBITDA of $15.6 million, an increase of 4.9%
  Adjusted EBITDA margin of 18.6%, an increase of 90 basis points

VITAS

Net revenue for VITAS was $211.3 million in the second quarter of 2009, which is an increase of 6.2% over the prior-year period. This revenue growth was the result of increased ADC of 0.6%, a Medicare price increase of approximately 3.5% and the reversal of previously recorded Medicare Cap billing limitations. The remaining difference is attributed to revenue and patient geographic mix.

Average revenue per patient per day in the quarter was $194.33, which is 5.3% above the prior-year period. Routine home care reimbursement and high acuity care averaged $152.42 and $672.67, respectively, per patient per day in the second quarter of 2009. During the quarter, high acuity days-of-care were 8.1% of total days-of-care.

The Medicare Cap billing limitation of $505,000 recorded in the fourth quarter of 2008 and first quarter of 2009 was reversed in the second quarter of 2009. This reversal is the result of improved Medicare admissions in the one provider number which we calculated had billing limitations earlier in the 2009 measurement period. Of VITAS’ 34 unique Medicare provider numbers, 32 provider numbers, or 94%, have a Medicare Cap cushion greater than 10% for the most recent twelve-month period and two provider numbers have cushion of less than 5%. VITAS generated an aggregate cap cushion of $189 million or 25% during the most recent twelve-month period.

The second quarter of 2009 gross margin was 23.3% which is 139 basis points above VITAS’ gross margin in the second quarter of 2008. This is the fifth consecutive quarter of margin improvement and is a result of continued refinements to scheduled field labor.

Selling, general and administrative expense was $17.9 million in the second quarter of 2009, which is an increase of 3.5% when compared to the prior year. Adjusted EBITDA totaled $31.3 million, an increase of 19.2% over the comparable prior-year period. Adjusted EBITDA margin was 14.8% in the quarter, increasing 162 basis points when compared to the prior year.

Roto-Rooter

Roto-Rooter’s plumbing and drain cleaning business generated sales of $84.0 million for the second quarter of 2009, essentially equal to the comparable prior-year quarter. Despite essentially flat revenues, Roto-Rooter’s gross margin expanded 44 basis points as compared to the second quarter of 2008 to 46.2% This is attributable primarily to favorable technician turnover rates and a 5.7% decline in our average field-based workforce for the first six months of 2009 as compared to the same period of 2008. Favorable technician turnover rates improve margins by reducing training costs, inefficient labor hours and medical expenses. Adjusted EBITDA in the second quarter of 2009 totaled $15.6 million, an increase of 4.9% from the second quarter of 2008, and equated to an Adjusted EBITDA margin of 18.6%.

Job count in the second quarter of 2009 declined 7.7% when compared to the prior-year period. Total residential jobs declined 6.3%, as residential plumbing jobs decreased 8.5% and residential drain cleaning jobs declined 5.4%, when compared to the second quarter of 2008. Residential jobs represent approximately 70% of total job count. Total commercial jobs declined 11.1% with commercial plumbing job count declining 13.6% and commercial drain cleaning decreasing 11.4%, when compared to the prior-year quarter. These declines were partially offset by a 20.6% increase in jobs in the “Other” category.

This job count decline was significantly mitigated relative to total revenue through a combination of increased pricing, favorable job mix shift to more expensive jobs such as excavation, and increased conversion rates of calls to paid jobs.

There continues to be substantial disparity in demand for Roto-Rooter services within the United States, although this disparity has lessened somewhat over the past several quarters. The South Region has experienced a 19.7% year-to-date decline in commercial jobs while commercial volume declined 10.7% in the Central Region. Residential demand is not as disparate, with the South Region residential job count declining 11.4% while the remaining regions have experienced a job count decline ranging from 5.4% to 10.3%.

Management continues to have discussions with existing franchisees to acquire Roto-Rooter franchise territories. This increase in activity is attributed to the current state of the capital markets, the potential increase in tax rates and the recessionary difficulties our franchisees are experiencing. Management will continue to be highly disciplined in terms of valuation, risk assessment and overall return on investment of any potential acquisition. However, the timing or actual completion of any acquisition cannot be predicted.

Chemed Consolidated Debt and Cash Flows

Effective January 1, 2009, the Company retrospectively adopted the provisions of FASB Staff Position No. APB 14-1, “Accounting for Convertible Debt Instruments that May Be Settled in Cash upon Conversion (Including Partial Cash Settlement).” This new rule required the Company to separately account for the debt and equity portions of its 1.875% Senior Convertible Notes (Notes). This accounting assumed the Company could have borrowed under a conventional seven-year fixed rate interest only note at 6.875%. The difference between the 1.875% coupon rate of the Notes and this estimated borrowing rate created a discount on the Notes that is recorded in equity at the inception of the debt. The Notes, net of this discount, will be accreted to their face value over the life of the Notes using the effective interest method. The impact of this accounting change for the year ended December 31, 2009, is projected to be a non-cash increase in pretax interest expense of approximately $6.3 million ($4.0 million after-tax).

Chemed had total debt of $153.8 million at June 30, 2009. This debt is net of the discount taken as a result of FASB Staff Position No. APB 14-1. Excluding this discount, aggregate debt is $192.0 million of which $187.0 million carries a fixed interest rate of 1.875% and is due in May 2014. The remaining debt consists of a $5.0 million bank term loan with a current interest rate of approximately 1.2%. During the second quarter of 2009, we prepaid $4.5 million of the bank term loan utilizing cash on hand. Chemed’s total debt is less than one times trailing four quarters of Adjusted EBITDA.

Chemed’s $175.0 million revolving credit facility expires in May 2012. At June 30, 2009, this credit facility had approximately $147.2 million of undrawn borrowing capacity after deducting $27.8 million of letters of credit issued under this facility to secure the Company’s workers’ compensation insurance.

Total cash and cash equivalents as of June 30, 2009, was $16.6 million which represents 10.5% of total current assets. Net cash provided from operations in the first six months of 2009 aggregated $43.1 million. Capital expenditures for the first six months of 2009 aggregated $8.1 million and compares favorably to depreciation and amortization in the first six months of 2009 of $13.8 million. Management continually evaluates alternatives, including share or debt repurchase, acquisitions and increased dividends, to determine the most beneficial use of our available capital resources.

Guidance for 2009

VITAS expects to achieve full-year 2009 revenue growth, prior to Medicare Cap, of 5.0% to 6.0%. Admissions in 2009 are estimated to be in the range of 98% to 102% of total 2008 admissions and full-year Adjusted EBITDA margin, prior to Medicare Cap, is estimated to be 15.5% to 16.5%. Visibility on Medicare reimbursement for the Federal government’s 2010 fiscal year continues to be difficult. As a result of the lack of visibility, management has maintained the prior quarter’s estimate on reimbursement which assumes a net reimbursement increase of 1.5% effective October 1, 2009. Full calendar year 2009 Medicare contractual billing limitations are estimated at $2.3 million.

Roto-Rooter expects to achieve full-year 2009 revenue to range from flat to an increase of 1%. The revenue growth is a result of increased pricing of 5.0%, a favorable mix shift to higher revenue jobs, partially offset by a job count decline estimated at 7.0% to 9.0%. Adjusted EBITDA margin for 2009 is estimated in the range of 17.5% to 18.5%.

Chemed’s effective tax rate for full-year 2009 is estimated at 39.0%.

Based upon these factors and a full-year average diluted share count of 22.7 million shares, management estimates 2009 earnings per diluted share from continuing operations, excluding non-cash expenses for stock options, the non-cash increase in interest expense related to the accounting change for convertible debt interest expense and other items not indicative of ongoing operations will be in the range of $3.75 to $3.95.

Conference Call

Chemed will host a conference call and webcast at 10 a.m., EDT, on Thursday, July 30, 2009, to discuss the company’s quarterly results and to provide an update on its business. The dial-in number for the conference call is (866) 783-2137 for U.S. and Canadian participants and (857) 350-1596 for international participants. The participant passcode is 46513577. A live webcast of the call can be accessed on Chemed's website at www.chemed.com by clicking on Investor Relations Home.

A taped replay of the conference call will be available beginning approximately 24 hours after the call's conclusion. It can be accessed by dialing (888) 286-8010 for U.S. and Canadian callers and (617) 801-6888 for international callers and will be available for one week following the live call. The replay passcode is 91427994. An archived webcast will also be available at www.chemed.com.

Chemed Corporation operates in the healthcare field through its VITAS Healthcare Corporation subsidiary. VITAS provides daily hospice services to approximately 12,000 patients with severe, life-limiting illnesses. This type of care is focused on making the terminally ill patient's final days as comfortable and pain-free as possible.

Chemed operates in the residential and commercial plumbing and drain cleaning industry under the brand name Roto-Rooter. Roto-Rooter provides plumbing and drain service through company-owned branches, independent contractors and franchisees in the United States and Canada. Roto-Rooter also has licensed master franchisees in Indonesia, Singapore, Japan, and the Philippines.

This press release contains information about Chemed’s EBITDA, Adjusted EBITDA and Adjusted Diluted EPS, which are not measures derived in accordance with GAAP and which exclude components that are important to understanding Chemed’s financial performance. In reporting its operating results, Chemed provides EBITDA, Adjusted EBITDA and Adjusted Diluted EPS measures to help investors and others evaluate the Company’s operating results, compare its operating performance with that of similar companies that have different capital structures and evaluate its ability to meet its future debt service, capital expenditures and working capital requirements. Chemed’s management similarly uses EBITDA, Adjusted EBITDA and Adjusted Diluted EPS to assist it in evaluating the performance of the Company across fiscal periods and in assessing how its performance compares to its peer companies. These measures also help Chemed’s management to estimate the resources required to meet Chemed’s future financial obligations and expenditures. Chemed’s EBITDA, Adjusted EBITDA and Adjusted Diluted EPS should not be considered in isolation or as a substitute for comparable measures calculated and presented in accordance with GAAP. We calculated Adjusted EBITDA Margin by dividing Adjusted EBITDA by service revenue and sales. A reconciliation of Chemed’s net income to its EBITDA, Adjusted EBITDA and Adjusted Diluted EPS is presented in the tables following the text of this press release.

Forward-Looking Statements

Certain statements contained in this press release and the accompanying tables are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "hope," "anticipate," "plan" and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Chemed does not undertake and specifically disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause Chemed's actual results to differ from those expressed in such forward-looking statements. These risks and uncertainties arise from, among other things, possible changes in regulations governing the hospice care or plumbing and drain cleaning industries; periodic changes in reimbursement levels and procedures under Medicare and Medicaid programs; difficulties predicting patient length of stay and estimating potential Medicare reimbursement obligations; challenges inherent in Chemed's growth strategy; the current shortage of qualified nurses, other healthcare professionals and licensed plumbing and drain cleaning technicians; Chemed’s dependence on patient referral sources; and other factors detailed under the caption "Description of Business by Segment" or "Risk Factors" in Chemed’s most recent report on form 10-Q or 10-K and its other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENT OF INCOME
(in thousands, except per share data)(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Service revenues and sales	$295,255	$283,156	$590,193	$568,424
Cost of services provided and goods sold (aa)	207,337	201,139	414,350	406,951
Selling, general and administrative expenses (aa)	49,580	46,321	95,373	89,048
Depreciation	5,338	5,370	10,663	10,808
Amortization	1,618	1,489	3,154	2,939
Other operating expense (aa)	3,444	-	3,989	-
Total costs and expenses	267,317	254,319	527,529	509,746
Income from operations	27,938	28,837	62,664	58,678
Interest expense (aa)	(3,142)	(2,964)	(5,986)	(6,073)
Other income--net (aa)	3,358	886	3,082	(303)
Income before income taxes	28,154	26,759	59,760	52,302
Income taxes	(10,904)	(10,488)	(23,171)	(20,171)
Net Income	$17,250	$16,271	$36,589	$32,131

Earnings Per Share (aa)
Net income	$0.77	$0.69	$1.63	$1.36
Average number of shares outstanding	22,417	23,486	22,406	23,681

Diluted Earnings Per Share (aa)
Net income	$0.76	$0.68	$1.61	$1.34
Average number of shares outstanding	22,672	23,759	22,660	24,026

(aa)	Included in the results of operations are the following significant credits/(charges) which may not be indicative of ongoing operations (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Cost of services provided and goods sold
Unreserved prior-year's insurance claim	$-	$-	$-	$(597)
Selling, general and administrative expenses
Stock option expense	(2,443)	(1,591)	(4,485)	(2,982)
Legal costs associated with OIG investigation	(86)	(57)	(99)	(42)
Other operating expense
Expenses associated with contested proxy solicitation	(3,444)	-	(3,989)	-
Interest expense
Additional interest expense resulting from the change in accounting for the conversion of the convertible notes (bb)	(1,561)	(1,542)	(3,091)	(3,054)
Other income--net
Non-taxable income from certain investments held in deferred compensation trusts	-	-	1,211	-
Pretax impact on earnings	(7,534)	(3,190)	(10,453)	(6,675)
Income tax benefit on the above	2,770	1,166	4,287	2,458
Income tax impact of non-deductible net market losses on investments held in deferred compensation trusts	20	-	(455)	-
Income tax credit related to prior years	-	-	-	322
After-tax impact on earnings	$(4,744)	$(2,024)	$(6,621)	$(3,895)

(bb)

Effective January 1, 2009, we adopted the provisions of FASB Staff Position No. APB 14-1, "Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)." Financial statements for 2008 and prior periods have been restated for this change in accounting.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEET
(in thousands, except per share data)(unaudited)

	June 30,
	2009	2008 (bb)
Assets
Current assets
Cash and cash equivalents	$16,632	$1,525
Accounts receivable less allowances	104,123	101,403
Inventories	8,240	7,588
Current deferred income taxes	15,911	14,855
Prepaid income taxes	5,049	2,370
Prepaid expenses and other current assets	9,031	9,323
Total current assets	158,986	137,064
Investments of deferred compensation plans held in trust	20,348	30,630
Properties and equipment, at cost less accumulated depreciation	73,081	72,276
Identifiable intangible assets less accumulated amortization	59,875	63,160
Goodwill	450,005	439,216
Other assets	13,908	14,643
Total Assets	$776,203	$756,989

Liabilities
Current liabilities
Accounts payable	$49,471	$50,760
Current portion of long-term debt	5,070	10,166
Income taxes	1,301	863
Accrued insurance	35,029	34,501
Accrued compensation	37,936	34,492
Other current liabilities	13,876	13,230
Total current liabilities	142,683	144,012
Deferred income taxes	23,305	21,725
Long-term debt	148,763	170,168
Deferred compensation liabilities	20,157	30,752
Other liabilities	4,391	5,819
Total Liabilities	339,299	372,476

Stockholders' Equity
Capital stock	29,614	29,390
Paid-in capital	320,629	307,598
Retained earnings	371,617	305,232
Treasury stock, at cost	(286,888)	(260,122)
Deferred compensation payable in Company stock	1,932	2,415
Total Stockholders' Equity	436,904	384,513
Total Liabilities and Stockholders' Equity	$776,203	$756,989

(bb)

Effective January 1, 2009, we adopted the provisions of FASB Staff Position No. APB 14-1, "Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)." Financial statements for 2008 and prior periods have been restated for this change in accounting.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands)(unaudited)

	Six Months Ended June 30,
	2009	2008 (bb)
Cash Flows from Operating Activities
Net income	$36,589	$32,131
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,817	13,747
Provision for uncollectible accounts receivable	5,459	4,351
Stock option expense	4,485	2,982
Amortization of discount on convertible notes	3,253	3,252
Provision for deferred income taxes	317	(2,809)
Amortization of debt issuance costs	309	309
Changes in operating assets and liabilities, excluding amounts acquired in business combinations:
Increase in accounts receivable	(11,575)	(4,652)
Increase in inventories	(668)	(953)
Decrease in prepaid expenses and other current assets	902	1,179
Decrease in accounts payable and other current liabilities	(4,005)	(2,248)
Decrease in income taxes	(4,267)	(4,903)
Decrease/(increase) in other assets	2,264	(1,906)
Increase/(decrease) in other liabilities	(3,481)	1,910
Excess tax benefit on share-based compensation	(313)	(825)
Other sources	34	206
Net cash provided by operating activities	43,120	41,771
Cash Flows from Investing Activities
Capital expenditures	(8,136)	(8,715)
Business combinations, net of cash acquired	(1,859)	(577)
Proceeds from sales of property and equipment	1,496	71
Net proceeds/(uses) from the sale of discontinued operations	(219)	9,439
Other uses	(256)	(306)
Net cash used by investing activities	(8,974)	(88)
Cash Flows from Financing Activities
Repayment of long-term debt	(9,599)	(5,095)
Net increase/(decrease) in revolving line of credit	(8,200)	8,300
Dividends paid	(2,711)	(2,900)
Decrease in cash overdrafts payable	(781)	(655)
Purchases of treasury stock	(526)	(45,791)
Excess tax benefit on share-based compensation	313	825
Other sources	362	170
Net cash used by financing activities	(21,142)	(45,146)
Increase/(Decrease) in Cash and Cash Equivalents	13,004	(3,463)
Cash and cash equivalents at beginning of year	3,628	4,988
Cash and cash equivalents at end of period	$16,632	$1,525

(bb)

Effective January 1, 2009, we adopted the provisions of FASB Staff Position No. APB 14-1, "Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)." Financial statements for 2008 and prior periods have been restated for this change in accounting.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED JUNE 30, 2009 AND 2008
(in thousands)(unaudited)

				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2009
Service revenues and sales	$211,303	$83,952	$-	$295,255
Cost of services provided and goods sold	162,176	45,161	-	207,337
Selling, general and administrative expenses (a)	17,877	22,844	8,859	49,580
Depreciation	3,256	2,035	47	5,338
Amortization	989	33	596	1,618
Other operating expense (a)	-	-	3,444	3,444
Total costs and expenses	184,298	70,073	12,946	267,317
Income/(loss) from operations	27,005	13,879	(12,946)	27,938
Interest expense (a)	(326)	(59)	(2,757)	(3,142)
Intercompany interest income/(expense)	1,022	581	(1,603)	-
Other income—net	123	6	3,229	3,358
Income/(loss) before income taxes	27,824	14,407	(14,077)	28,154
Income taxes (a)	(10,580)	(5,556)	5,232	(10,904)
Net income/(loss)	$17,244	$8,851	$(8,845)	$17,250

2008 (f)
Service revenues and sales	$199,048	$84,108	$-	$283,156
Cost of services provided and goods sold	155,530	45,609	-	201,139
Selling, general and administrative expenses (b)	17,273	23,363	5,685	46,321
Depreciation	3,233	2,065	72	5,370
Amortization	996	12	481	1,489
Total costs and expenses	177,032	71,049	6,238	254,319
Income/(loss) from operations	22,016	13,059	(6,238)	28,837
Interest expense (b)	(32)	(77)	(2,855)	(2,964)
Intercompany interest income/(expense)	1,062	764	(1,826)	-
Other income—net	(12)	(15)	913	886
Income/(loss) before income taxes	23,034	13,731	(10,006)	26,759
Income taxes (b)	(8,713)	(5,338)	3,563	(10,488)
Net income/(loss)	$14,321	8,393	(6,443)	16,271

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING STATEMENT OF INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2009 AND 2008
(in thousands)(unaudited)

				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2009
Service revenues and sales	$419,720	$170,473	$-	$590,193
Cost of services provided and goods sold	321,807	92,543	-	414,350
Selling, general and administrative expenses (a)	35,423	47,219	12,731	95,373
Depreciation	6,475	4,089	99	10,663
Amortization	1,979	48	1,127	3,154
Other operating expense (a)	-	-	3,989	3,989
Total costs and expenses	365,684	143,899	17,946	527,529
Income/(loss) from operations	54,036	26,574	(17,946)	62,664
Interest expense (a)	(365)	(94)	(5,527)	(5,986)
Intercompany interest income/(expense)	1,913	1,117	(3,030)	-
Other income—net (a)	120	122	2,840	3,082
Income/(loss) before income taxes	55,704	27,719	(23,663)	59,760
Income taxes (a)	(21,177)	(10,592)	8,598	(23,171)
Net income/(loss)	$34,527	$17,127	$(15,065)	$36,589

2008 (f)
Service revenues and sales	$397,633	$170,791	$-	$568,424
Cost of services provided and goods sold	314,333	92,618	-	406,951
Selling, general and administrative expenses (b)	33,420	47,134	8,494	89,048
Depreciation	6,513	4,147	148	10,808
Amortization	1,992	25	922	2,939
Total costs and expenses	356,258	143,924	9,564	509,746
Income/(loss) from operations	41,375	26,867	(9,564)	58,678
Interest expense (b)	(83)	(160)	(5,830)	(6,073)
Intercompany interest income/(expense)	2,427	1,806	(4,233)	-
Other income—net	11	13	(327)	(303)
Income/(loss) before income taxes	43,730	28,526	(19,954)	52,302
Income taxes (b)	(16,111)	(11,038)	6,978	(20,171)
Net income/(loss)	$27,619	$17,488	$(12,976)	$32,131

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING SUMMARY OF EBITDA
FOR THE THREE MONTHS ENDED JUNE 30, 2009 AND 2008
(in thousands)(unaudited)

				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2009
Net income/(loss)	$17,244	$8,851	$(8,845)	$17,250
Add/(deduct):
Interest expense	326	59	2,757	3,142
Income taxes	10,580	5,556	(5,232)	10,904
Depreciation	3,256	2,035	47	5,338
Amortization	989	33	596	1,618
EBITDA	32,395	16,534	(10,677)	38,252
Add/(deduct):
Expenses associated with contested proxy solicitation.	-	-	3,444	3,444
Legal expenses of OIG investigation	86	-	-	86
Stock option expense	-	-	2,443	2,443
Advertising cost adjustment (c)	-	(368)	-	(368)
Interest income	(148)	(16)	(43)	(207)
Intercompany interest income/(expense)	(1,022)	(581)	1,603	-
Adjusted EBITDA	$31,311	$15,569	$(3,230)	$43,650

2008 (f)
Net income/(loss)	$14,321	$8,393	$(6,443)	$16,271
Add/(deduct):
Interest expense	32	77	2,855	2,964
Income taxes	8,713	5,338	(3,563)	10,488
Depreciation	3,233	2,065	72	5,370
Amortization	996	12	481	1,489
EBITDA	27,295	15,885	(6,598)	36,582
Add/(deduct):
Legal expenses of OIG investigation	57	-	-	57
Stock option expense	-	-	1,591	1,591
Advertising cost adjustment (c)	-	(255)	-	(255)
Interest income	(13)	(22)	(71)	(106)
Intercompany interest income/(expense)	(1,062)	(764)	1,826	-
Adjusted EBITDA	$26,277	$14,844	$(3,252)	$37,869

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING SUMMARY OF EBITDA
FOR THE SIX MONTHS ENDED JUNE 30, 2009 AND 2008
(in thousands)(unaudited)

				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2009
Net income/(loss)	$34,527	$17,127	$(15,065)	$36,589
Add/(deduct):
Interest expense	365	94	5,527	5,986
Income taxes	21,177	10,592	(8,598)	23,171
Depreciation	6,475	4,089	99	10,663
Amortization	1,979	48	1,127	3,154
EBITDA	64,523	31,950	(16,910)	79,563
Add/(deduct):
Non-taxable income from certain investments held in deferred compensation trusts	-	-	(1,211)	(1,211)
Expenses associated with contested proxy solicitation.	-	-	3,989	3,989
Legal expenses of OIG investigation	99	-	-	99
Stock option expense	-	-	4,485	4,485
Advertising cost adjustment (c)	-	(762)	-	(762)
Interest income	(196)	(35)	(58)	(289)
Intercompany interest income/(expense)	(1,913)	(1,117)	3,030	-
Adjusted EBITDA	$62,513	$30,036	$(6,675)	$85,874

2008 (f)
Net income/(loss)	$27,619	$17,488	$(12,976)	$32,131
Add/(deduct):
Interest expense	83	160	5,830	6,073
Income taxes	16,111	11,038	(6,978)	20,171
Depreciation	6,513	4,147	148	10,808
Amortization	1,992	25	922	2,939
EBITDA	52,318	32,858	(13,054)	72,122
Add/(deduct):
Unreserved insurance claim	-	597	-	597
Legal expenses of OIG investigation	42	-	-	42
Stock option expense	-	-	2,982	2,982
Advertising cost adjustment (c)	-	(825)	-	(825)
Interest income	(51)	(40)	(352)	(443)
Intercompany interest income/(expense)	(2,427)	(1,806)	4,233	-
Adjusted EBITDA	$49,882	$30,784	$(6,191)	$74,475

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
RECONCILIATION OF ADJUSTED NET INCOME
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2009 AND 2008
(in thousands, except per share data)(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008 (f)	2009	2008 (f)
Net income as reported	$17,250	$16,271	$36,589	$32,131

Add/(deduct):
After-tax expenses associated with contested proxy solicitation	2,180	-	2,525	-
After-tax cost of legal expenses of OIG investigation	53	35	61	26
After-tax stock option expense	1,544	1,010	2,836	1,894
After-tax additional interest expense resulting from the change in accounting for the conversion feature of the convertible notes	987	979	1,955	1,939
After-tax impact of non-deductible losses and non-taxable gains on investments held in deferred compensation trusts	(20)	-	(756)	-
Income tax credit related to prior years	-	-	-	(322)
After-tax unreserved insurance cost	-	-	-	358

Adjusted net income	$21,994	$18,295	$43,210	$36,026

Earnings Per Share As Reported
Net income	$0.77	$0.69	$1.63	$1.36
Average number of shares outstanding	22,417	23,486	22,406	23,681
Diluted Earnings Per Share As Reported
Net income	$0.76	$0.68	$1.61	$1.34
Average number of shares outstanding	22,672	23,759	22,660	24,026

Adjusted Earnings Per Share
Net income	$0.98	$0.78	$1.93	$1.52
Average number of shares outstanding	22,417	23,486	22,406	23,681
Adjusted Diluted Earnings Per Share
Net income	$0.97	$0.77	$1.91	$1.50
Average number of shares outstanding	22,672	23,759	22,660	24,026

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
OPERATING STATISTICS FOR VITAS SEGMENT
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2009 AND 2008
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
OPERATING STATISTICS	2009	2008	2009	2008
Net revenue ($000) (d)
Homecare	$152,006	$144,726	$299,060	$286,343
Inpatient	23,667	24,371	48,759	50,342
Continuous care	35,125	29,951	69,716	60,948
Total before Medicare cap allowance and 2008 BNAF*	$210,798	$199,048	$417,535	$397,633
Estimated BNAF* Accrual Q4 2008	-	-	1,950	-
Medicare cap allowance	505	-	235	-
Total	$211,303	$199,048	$419,720	$397,633
Net revenue as a percent of total before Medicare cap allowance
Homecare	72.1%	72.8%	71.6%	72.0%
Inpatient	11.2	12.2	11.7	12.7
Continuous care	16.7	15.0	16.7	15.3
Total before Medicare cap allowance and 2008 BNAF*	100.0	100.0	100.0	100.0
Estimated BNAF* Accrual Q4 2008	-	-	0.5	-
Medicare cap allowance	0.2	-	-	-
Total	100.2%	100.0%	100.5%	100.0%
Average daily census ("ADC") (days)
Homecare	7,668	7,347	7,573	7,251
Nursing home	3,292	3,570	3,277	3,559
Routine homecare	10,960	10,917	10,850	10,810
Inpatient	394	422	407	438
Continuous care	566	507	567	521
Total	11,920	11,846	11,824	11,769

Total Admissions	13,840	13,956	28,008	29,168
Total Discharges	13,740	13,707	27,605	28,704
Average length of stay (days)	73.4	73.2	75.0	72.3
Median length of stay (days)	14.0	13.0	14.0	13.0
ADC by major diagnosis
Neurological	32.8%	32.1%	32.7%	32.3%
Cancer	19.2	20.0	19.3	20.0
Cardio	12.1	12.9	12.2	13.0
Respiratory	6.6	6.7	6.6	6.8
Other	29.3	28.3	29.2	27.9
Total	100.0%	100.0%	100.0%	100.0%
Admissions by major diagnosis
Neurological	17.3%	17.7%	17.9%	18.5%
Cancer	35.4	35.7	34.9	34.6
Cardio	11.9	12.0	12.1	12.0
Respiratory	7.7	7.9	7.8	8.2
Other	27.7	26.7	27.3	26.7
Total	100.0%	100.0%	100.0%	100.0%
Direct patient care margins (e)
Routine homecare	52.1%	51.5%	51.9%	50.5%
Inpatient	16.6	17.8	17.1	18.6
Continuous care	20.2	17.6	20.2	17.1
Homecare margin drivers (dollars per patient day)
Labor costs	$51.83	$49.72	$52.32	$50.98
Drug costs	7.71	7.74	7.68	7.62
Home medical equipment	6.82	6.20	6.75	6.19
Medical supplies	2.36	2.32	2.32	2.44
Inpatient margin drivers (dollars per patient day)
Labor costs	$282.46	$261.79	$276.96	$264.06
Continuous care margin drivers (dollars per patient day)
Labor costs	$522.27	$513.89	$521.79	$511.70
Bad debt expense as a percent of revenues	1.1%	1.0%	1.1%	1.0%
Accounts receivable --
days of revenue outstanding	55.9	45.3	N.A.	N.A.

* Budget Neutrality Adjustment Factor.
The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
FOOTNOTES TO FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2009 AND 2008
(unaudited)

(a)	Included in the results of operations for the three and six months ended June 30, 2009 are the following significant credits/(charges) which may not be indicative of ongoing operations (in thousands):

		Three Months Ended June 30, 2009
		VITAS	Corporate	Consolidated
	Selling, general and administrative expenses
	Stock option expense	$-	$(2,443)	$(2,443)
	Legal expenses of OIG investigation	(86)	-	(86)
	Other operating expense
	Expenses associated with contested proxy solicitation	-	(3,444)	(3,444)
	Interest expense
	Additional interest expense resulting from the change in accounting for the conversion feature of the convertible notes	-	(1,561)	(1,561)
	Pretax impact on earnings	(86)	(7,448)	(7,534)
	Income tax benefit on the above	33	2,737	2,770
	Income tax impact of non-deductible net market losses on investments held in deferred compensation trusts	-	20	20
	After-tax impact on earnings	$(53)	$(4,691)	$(4,744)

		Six Months Ended June 30, 2009
		VITAS	Roto-Rooter	Consolidated
	Selling, general and administrative expenses
	Stock option expense	$-	$(4,485)	$(4,485)
	Legal expenses of OIG investigation	(99)	-	(99)
	Other operating expense
	Expenses associated with contested proxy solicitation	-	(3,989)	(3,989)
	Interest expense
	Additional interest expense resulting from the change in accounting for the conversion feature of the convertible notes	-	(3,091)	(3,091)
	Other income-net
	Non-taxable income from certain investments held in deferred compensation trusts	-	1,211	1,211
	Pretax impact on earnings	(99)	(10,354)	(10,453)
	Income tax benefit on the above	38	4,249	4,287
	Income tax impact of non-deductible net market losses on investments held in deferred compensation trusts	-	(455)	(455)
	After-tax impact on earnings	$(61)	$(6,560)	$(6,621)

(b)	Included in the results of operations for the three and six months ended June 30, 2008 are the following significant credits/(charges) which may not be indicative of ongoing operations (in thousands):

		Three Months Ended June 30, 2008
		VITAS	Corporate (f)	Consolidated
	Selling, general and administrative expenses
	Stock option expense	$-	$(1,591)	$(1,591)
	Legal expenses of OIG investigation	(57)	-	(57)
	Interest expense
	Additional interest expense resulting from the change in accounting for the conversion feature of the convertible notes	-	(1,542)	(1,542)
	Pretax impact on earnings	(57)	(3,133)	(3,190)
	Income tax benefit on the above	22	1,144	1,166
	After-tax impact on earnings	$(35)	$(1,989)	$(2,024)

		Six Months Ended June 30, 2008
		VITAS	Roto-Rooter	Corporate (f)	Consolidated
	Cost of services provided and goods sold
	Unreserved prior year's insurance claim	$-	$(597)	$-	$(597)
	Selling, general and administrative expenses
	Stock option expense	-	-	(2,982)	(2,982)
	Legal expenses of OIG investigation	(42)	-	-	(42)
	Interest expense
	Additional interest expense resulting from the change in accounting for the conversion feature of the convertible notes	-	-	(3,054)	(3,054)
	Pretax impact on earnings	(42)	(597)	(6,036)	(6,675)
	Income tax benefit on the above	16	239	2,203	2,458
	Income tax credit related to prior years	322	-	-	322
	After-tax impact on earnings	$296	$(358)	$(3,833)	$(3,895)

(c)

Under Generally Accepted Accounting Principles ("GAAP"), the Roto-Rooter segment expenses all advertising, including the cost of telephone directories, immediately upon the initial release of the advertising. Telephone directories are generally in circulation 12 months. If a directory is in circulation for a time period greater or less than 12 months, the publisher adjusts the directory billing for the change in billing period. The timing of when a telephone directory is published can and does fluctuate significantly on a quarterly basis. This "direct expensing" results in significant fluctuations in quarterly advertising expense. In the second quarters of 2009 and 2008, GAAP advertising expense for Roto-Rooter totaled $5,771,000 and $5,702,000, respectively. If the expense of the telephone directories were spread over the periods they are in circulation, advertising expense for the second quarters of 2009 and 2008 would total $6,139,000 and $5,957,000, respectively. For the six months ended June 30, 2009 and 2008, GAAP advertising expense for Roto-Rooter totaled $11,528,000 and $11,158,000, respectively. If the expense of the telephone directories were spread over the periods they are in circulation, advertising expense for the six months ended June 30, 2009 and 2008, would total $12,290,000 and $11,983,000, respectively.

(d)

VITAS has 4 large (greater than 450 ADC), 18 medium (greater than 200 but less than 450 ADC) and 23 small (less than 200 ADC) hospice programs. There are two programs continuing at June 30, 2009, with Medicare Cap cushion of less than 5% for the most recent twelve month period.

(e)	Amounts exclude indirect patient care and administrative costs, as well as Medicare Cap billing limitation.

(f)

Effective January 1, 2009, we adopted the provisions of FASB Staff Position No. APB 14-1, "Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)." Financial statements for 2008 and prior periods have been restated for this change in accounting.

CONTACT:
Chemed Corporation
David P. Williams, 513-762-6901